UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive		78216-6999
San Antonio, Texas		(Zip Code)
(Address of principal executive offices)

(210) 828-8484
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 30, 2005, Tesoro Corporation (“Tesoro” or the “Company”) issued a press release (the “Press Release”) announcing the expiration of its previously announced cash tender offers and consent solicitations for its $211 million principal amount outstanding of 9 5/8% Senior Subordinated Notes due 2008 (the “2008 Subordinated Notes”), $429 million principal amount outstanding of 9 5/8% Senior Subordinated Notes due 2012 (the “2012 Subordinated Notes”) and $375 million principal amount outstanding of 8% Senior Secured Notes due 2008 (the “2008 Secured Notes”). The tender offers and consent solicitations expired at 11:59 p.m., New York City time, on November 29, 2005. In addition, pursuant to the provisions of the indenture governing the 2008 Subordinated Notes, Tesoro has given notice to U.S. Bank National Association, as trustee under the indenture, that the Company intends to redeem the remaining $21,677,000 in principal amount of its 2008 Subordinated Notes on December 16, 2005. The redemption price of 104.813% of the principal amount of such 2008 Subordinated Notes, plus unpaid interest accrued to the redemption date, will be payable on December 16, 2005. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)       Exhibits.
99.1       Press Release issued on November 30, 2005 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:      November 30, 2005

TESORO CORPORATION

By:	/s/ Gregory A. Wright
Gregory A. Wright
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on November 30, 2005 by Tesoro Corporation.

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